SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 27, 2005


                            APOLO GOLD & ENERGY INC.
                           (Formerly Apolo Gold Inc.)
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Nevada                                            98-0412805
    ---------------------------                              ---------------
   (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

                           1209 - 409 Granville Street
                              Vancouver, BC V6C 1T2
        ----------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (604) 687-4150
                                -----------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry into Material Definitive Contract

On September 21, 2005, the Company (Apolo) pursuant to terms in its previously announced Letter of Intent, signed a definitive Exploration Agreement with Option for Joint Venture with Atna Resources Ltd, of Vancouver B.C. Canada regarding the 2,100 acre Beowawe Project in Northern Nevada.

Under the terms of the Agreement, Apolo will undertake a work commitment for exploration expenditures of $1,700,000 over a 4 year period. Voluntarily satisfying certain conditions will increase the cost over a 4 year period to $2,200,000. Apolo must fulfill the first year's exploration expenditures obligation of $250,000. Thereafter, Apolo may terminate this Agreement at any time by giving written notice to Atna. The work commitment increases each year up to $650,000 in the fourth year.

If Apolo completes the minimum exploration expenditure obligations, it will become the operator and will earn a 55% interest in the property. By completing a feasibility study, Apolo's interest will increase to 70%. If Apolo expends the minimum exploration expenditures and exercises its option to entering into the Joint Venture Agreement, Apolo will issue to Atna Resources Ltd, 100,000 restricted shares.

Atna Resources Ltd will retain a 30% interest and have 60 days after receipt of a feasibility study to participate in the project financing. Should they decide not to participate, their interest will be diluted to a 15% Net Profits Interest.


Item 9.01. Financial Statements and Exhibits.

(a) NA
(b) Pro Forma Financial Statements: NA
(c) Exhibits

    99.1 Exploration Agreement with Option to Joint Venture dated September 21, 2005






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APOLO GOLD & ENERGY INC.

Dated: September 26, 2005


/s/ MARTIAL LEVESSEUR
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MARTIAL LEVESSEUR,
Chief Executive Officer






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